Exhibit 3.65

CERTIFICATE OF INCORPORATION

of

PanAmSat Satellite Galaxy 12, Inc.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies that:

1.                                       The name of the corporation is PanAmSat Satellite Galaxy 12, Inc.

2.                                       The registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.                                       The total number of shares of stock that the corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 per share.

5.                                       The name and address of the sole incorporator is Peter Martelli, 425 Lexington Avenue, New York, New York 10017.

6.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation, acting by majority vote, may alter, amend or repeal the By-laws of the corporation.

7.                                       The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8.                                       Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this Article Eight by the stockholders of the corporation shall not adversely affect any right of protection of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to the DGCL, has signed this Certificate of Incorporation on July 29, 2004.

/s/ Peter Martelli
Peter Martelli
Sole Incorporator